EXHIBIT 99.1

Certification of Chief Executive Officer and Chief Financial Officer

CERTIFICATION OF PERIODIC FINANCIAL REPORT

    James C. Holly and Kenneth R. Taylor hereby certify as follows:

    1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

    2. The Form 10-Q of Sierra Bancorp for the Quarter Ended June 30, 2002 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

August 12, 2002	/s/	James C. Holly

Date	SIERRA BANCORP James C. Holly President & Chief Executive Officer

August 12, 2002	/s/	Kenneth R. Taylor

Date	SIERRA BANCORP Kenneth R. Taylor Senior Vice President & Chief Financial Officer

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